Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Heritage Global, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Exhibit 107

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share
	Equity	Preferred Stock, par value $10.00 per share
	Debt	Debt Securities
	Equity	Warrants
	Other	Rights
	Equity	Units
	Unallocated (Universal Shelf)	—	457(o)	(2)	(3)	$9,559,375	$0.0001102	$1,053.44
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.01 per share (1)							Form S-3	333-248578	September 3, 2020
	Equity	Preferred Stock, par value $10.00 per share (1)							Form S-3	333-248578	September 3, 2020
	Debt	Debt Securities							Form S-3	333-248578	September 3, 2020
	Equity	Warrants							Form S-3	333-248578	September 3, 2020
	Other	Rights							Form S-3	333-248578	September 3, 2020
	Equity	Units							Form S-3	333-248578	September 3, 2020
	Unallocated (Universal Shelf)	—	415(a)(6)	(4)	N/A	$140,440,625	0.0001298		Form S-3	333-248578	September 3, 2020
	Total Offering Amounts				$150,000,000.00			$1,053.44
	Total Fees Previously Paid							$—
	Total Fee Offsets							$—
	Net Fee due							$1,053.44
(1)	Includes rights to acquire Common Stock or Preferred Stock under any shareholder rights plan then in effect, if applicable under the terms of any such plan.
(2)

An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of Common Stock is being registered as may be issued from time to time upon conversion of any Debt Securities that are convertible into Common Stock or pursuant to any anti-dilution adjustments with respect to any such convertible Debt Securities.

(3)

Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of Common Stock that are issued upon conversion of Debt Securities or Preferred Stock or upon exercise of Common Stock Warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $150,000,000.

(4)

The registrant previously paid registration fees in the aggregate of $19,470 with respect to the Registration Statement on Form S-3 (Commission File No. 333-248578) (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act (“Rule 415(a)(6)”), the registration fee of $18,229.19 associated with the offering of unsold securities (the “Unsold Securities”) under the Prior Registration Statement (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. The registrant is also registering new securities on this registration

Exhibit 107

statement with an aggregate initial offering price of $9,559,375 (the “New Securities”), which aggregate offering price is not specified as to each class of securities. A filing fee of $1,053.44 with respect to the New Securities is being paid in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.